Exhibit 99.1

Investor Contact:	Media Contact:
Mark Melnyk	Lauren George
407-613-3327	407-613-8431
mark.melnyk@hgv.com	lauren.george@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Provides Additional COVID-19 Business Update

Highlights Strong Liquidity Position and Financial Flexibility

ORLANDO, Fla. (March 31, 2020) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or “the Company”) today provides an update on its business in response to the rapidly evolving situation surrounding the COVID-19 pandemic.

Business Update and Mitigation Initiatives

In light of the growing number of local, state, federal, and international travel restrictions and shelter-in-place mandates, HGV has elected to suspend its U.S. sales operations at this time. In addition, the Company has closed several of its resorts and elected to temporarily pause new reservations at its U.S., Europe, and Barbados resorts through the end of April. HGV’s sales operations in Japan and South Korea remain open on a limited basis. The Company’s customer service team members continue to assist owners who wish to book, cancel or modify their travel. HGV has also enacted its remote work policies to maintain continuity with its call transfer operations and corporate functions while promoting social distancing.

“The safety of our team members, owners and guests remains our paramount concern in this time of global crisis,” said Mark Wang, president and CEO of Hilton Grand Vacations. “While the level of disruption to the travel industry is unprecedented, we remain confident in our ability to manage through this difficult period. Approximately 40% of 2019 segment EBITDA was derived from recurring fees in our Finance and Club & Resort segments. Through the end of March, we have collected approximately 90% of our member fees for fiscal 2020, which fund all of the operational costs of our resorts. We have continued to see a healthy level of inquiries from owners interested in booking stays when business resumes, and we believe that our strong inventory pipeline and focus on net owner growth has built a solid foundation of engaged owners that positions us well for the return of leisure travel as the pandemic subsides.”

Mr. Wang continued: “We have a conservative balance sheet, and we are taking the appropriate steps to reduce our operational cost structure and preserve our cash flow. We have also implemented proactive measures to extend the payment schedules for some of our upcoming projects with minimal impact to our planned sales launches, which allows us to defer up to $200 million of budgeted inventory spend for the year, if necessary. Finally, we have paused our share repurchase program.”

Leverage and Liquidity Position

At the end of February, HGV’s leverage ratio was 1.59x and the Company had just over $1 billion in liquidity, including $102 million of unrestricted cash, $485 million of availability on an $800 million revolving credit facility, and an undrawn $450 million warehouse facility. The Company’s bank facilities are not due until November of 2023, followed by its 6.125% Senior Unsecured Notes, which are due in December 2024. Over the course of March, the Company substantially drew down the remainder of its revolving credit facility as a precautionary measure. The revolver draw is not expected to alter the Company’s net debt position as a result of holding excess cash in reserve.

“We entered the year with a strong liquidity position and took steps in March to further bolster our cash position by drawing on capacity available on our credit facility,” said Dan Mathewes, CFO of Hilton Grand Vacations. “In late March, we raised $195 million of cash by borrowing against receivables collateral through our warehouse facility, bringing our unrestricted cash position to approximately $700 million. This facility, which was set up in the wake of the global financial crisis, allows us to borrow against pledged receivables on a non-recourse basis at attractive interest rates and generate cash regardless of the term securitization markets.”

Important Notice

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” predicts,” “intends,” “plans,” “estimates,” “anticipates” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in press release include statements related to HGV’s future leverage ratio and maximum amount of currently approved share repurchase plan, as well as other anticipated future events and expectations that are not historical facts. HGV cautions you that its forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of HGV to be materially different from the future results, performance or achievements expressed or implied by its forward-looking statements. HGV’s forward-looking statements are not guarantees of future performance, and you should not place undue reliance on such statements. Factors that could cause HGV’s actual results to differ materially from those contemplated by its forward-looking statements include risks associated with: the inherent business, financial and operating risks of the timeshare industry, including limited underwriting standards due to the real-time nature of industry sales practices, and the intense competition associated with the industry; HGV’s ability successfully market and sell VOIs; HGV’s development and other activities to source inventory for VOI sales; significant increases in defaults on HGV’s vacation ownership mortgage receivables; the ability of managed homeowner associations to collect sufficient maintenance fees; general volatility in the economy and/or the financial and credit markets; adverse economic or market conditions and trends in the tourism and hospitality industry, which may impact the purchasing and vacationing decisions of consumers; actions of HGV or the occurrence of other events that could cause a breach under or termination of the HGV’s license agreement with Hilton that could affect or terminate HGV’s access to the Hilton brands and programs, or actions of Hilton that affect the reputation of the licensed marks or Hilton’s programs; Hilton’s sole and discretionary consent right with respect to any acquisition or similar transaction by a third party of HGV pursuant to the license agreement; economic and operational uncertainties related to HGV’s expanding global operations, including HGV’s ability to manage the outcome and timing of such operations and compliance with anti-corruption, data privacy and other applicable laws and regulations affecting HGV’s international operations; the effects of foreign currency exchange; changes in tax rates and exposure to additional tax liabilities; the impact of future changes in legislation, regulations or accounting pronouncements; HGV’s acquisitions, joint ventures, and strategic alliances that may not result in expected benefits, including the termination of material fee-for-service agreements; HGV’s dependence on third-party development activities to secure just-in-time inventory; HGV’s use of social media platforms; cyber-attacks, security vulnerabilities, and information technology system failures resulting in disclosure of personal data, company data loss, system outages or disruptions of online services, which could lead to reduced revenue, increased costs, liability claims, harm to user engagement, and harm to HGV’s reputation or competitive position; the impact of claims against HGV that may result in adverse outcomes, including regulatory proceedings or litigation; HGV’s credit facilities, indenture and other debt agreements and instruments, including variable interest rates, operating and financial restrictions, HGV’s ability to make scheduled payments, and its ability to refinance its debt on acceptable terms, or at all; the continued service and availability of key executives and employees; and catastrophic events, geo-political conditions or global health crisis, including war, terrorist activity, political strife, natural disasters, pandemic outbreak, such as the coronavirus, that may disrupt HGV’s operations in key vacation destinations. Any one or more of the foregoing factors could adversely impact HGV’s operations, revenue, operating margins, financial condition and/or credit rating.

For additional information regarding factors that could cause HGV’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release, please see the risk factors discussed in “Part I—Item 1A. Risk Factors” of HGV’s Annual Report on Form 10-K for the year ended Dec. 31, 2019, and those described from time to time in other periodic reports that HGV files with the SEC. There may be other risks and uncertainties that HGV is unable to predict at this time or that HGV currently does not expect to have a material adverse effect on its business. Except for HGV’s ongoing obligations to disclose material information under the federal securities laws, HGV undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in management’s expectations, or otherwise.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for more than 325,000 club members. For more information, visit www.hiltongrandvacations.com.

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